UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 12, 2006
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

____________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statements and Exhibits

2.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On December 13, 2006, Nord Resources Corporation (“Nord”) announced that Platinum Diversified Mining, Inc.’s (“Platinum”) shareholders have approved Platinum’s proposed acquisition of Nord in the all-cash merger transaction (the “Merger”) announced on October 23, 2006. The extraordinary meeting of Platinum’s shareholders was reconvened and held at 6:00 p.m. (United Kingdom time) on December 12, 2006.

Completion of the Merger and re-admission of the issued share capital of Platinum to trading on AIM remain conditional, amongst other things, on the approval of the Merger Agreement and the Merger by Nord’s stockholders at the special meeting of stockholders due to be held at 620 East Wetmore Road, Tucson, Arizona 85705 on December 20, 2006 at 10:00 a.m. Arizona time.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit
99.1	News release dated December 13, 2006*
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

By:
DATE: December 13, 2006		/s/ Ronald A. Hirsch
Ronald A. Hirsch
Chairman of the Board of Directors

3.